UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forward Looking Statement This document contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson and its management. Such forward-looking statements, including statements regarding the merger, are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include but are not limited to: the risk that the merger may not be completed on a timely basis, if at all; the conditions to the consummation of the merger may not be satisfied; the risk that the merger may involve unexpected costs, liabilities or delays; the risk that expected benefits of the merger may not materialize as expected; the risk that, prior to the completion of the merger, Lawson's business may experience significant disruptions, including loss of customers or employees, due to transaction-related uncertainty or other factors; the possibility that legal proceedings may be instituted against Lawson and/or others relating to the merger and the outcome of such proceedings; the possible occurrence of an event, change or other circumstance that could result in termination of the merger agreement; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; the impact of foreign currency exchange rate fluctuations; changes in conditions in Lawson's targeted industries; the outcome of pending litigation and other risk factors listed in Lawson's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this document. Additional Information and Where To Find It In connection with the merger, Lawson intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Lawson will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF LAWSON ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT LAWSON WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAWSON AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by Lawson with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Lawson's website, www.lawson.com, or by contacting Investor Relations by phone at 651-767-4890, by email at investor@lawson.com or by mail at 380 St. Peter Street, St. Paul, MN 55102. Lawson and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lawson's stockholders with respect to the merger. Information about Lawson's directors and executive officers and their ownership of Lawson's common stock is set forth in the proxy statement for Lawson's 2010 Annual Meeting of Stockholders, which was filed with the SEC on August 31, 2010. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

Company Update – announcement of April 26, 2011 Harry Debes President and CEO April 27, 2011

World’s Biggest Secrets

Agenda Overview of Announcement Harry Debes, CEO of Lawson Overview of GGC and Infor Charles Phillips, CEO Duncan Angove, President – Products, Marketing & Support Stefan Scholl, EVP Field Operations

Overview of Announcement Definitive agreement signed on April 26, 2011 with GGC Software Holdings, Inc., an affiliate of Golden Gate Capital & Infor. Lawson stockholders receive $11.25 per share after the deal closes Total value = approx $2 billion Premium of approx 28% to Lawson share price on January 10, 2011 (day before NDA was signed) Expected to close July-Sept 2011

Overview of Announcement Culmination of evaluation of strategic alternatives & review/negotiation that began in January 2011. Process was made public in March due to an unfortunate media leak – which then created speculation in our stock. Board carefully considered all options (including remaining independent) but concluded that this offer was the best alternative for our stockholders. Unanimous approval from Lawson board including voting agreements from Richard Lawson, Romesh Wadhwani and Harry Debes. Public approval and support from Carl Icahn.

How did we get here? Why did this happen?

Lawson’s Vision To be the global ERP leader in each of our target markets We will achieve this Vision by: Focusing our development and go-to-market efforts in our target markets Offering our customers a superior experience Achieving world-class performance in each of our functional disciplines

Lawson’s Targeted Vertical Focus EQUIPMENT SERVICE & RENTAL HEALTHCARE PUBLIC SECTOR FASHION FOOD & BEVERAGE SERVICE INDUSTRIES MANUFACTURING & DISTRIBUTION INDUSTRIES HUMAN CAPITAL MANAGEMENT

Revenue History $853 $775 est Services $267 Maintenance License $in millions

Changing Revenue Mix Improves Gross Margin License 14% Maintenance 39% Services 47% FY2007 Total Gross Margin 51% License 16% Maintenance 48% Services 36% FY2010 Total Gross Margin 60% Non-GAAP Gross Margin

Healthy Maintenance Business Strong renewal rates and high customer satisfaction APAC Americas EMEA Geographic Distribution Growth in Maintenance Revenue $351M $338M $300M $357M FY07 FY08 FY09 FY10

Accelerated Maintenance Collections 87% of billings collected by May 31 90% of billings collected by Feb 28 We have improved the renewal rates and the cash collection rates to new company highs.

Increased Investment in R&D Non-GAAP, in USD millions, at reported f(x) R&D is 11% of E/R but 24% of total FTEs Continued Pace of Innovation With Managed R&D Spend (Full-Time Employees) 560 720 830 Offshore Avg FTEs Onshore FTEs $85M $85M $82M 900 $89M FY'07 FY'08 FY'09 FY'10 FY'07 FY'08 FY'09 FY'10

Standardized Processes and Lower G&A Non-GAAP, in USD millions, at reported f(x) Lower G&A Expenses Lower G&A Expense/Avg FTE ($M) ($ thousands) $24K $25K $21K $87M $100M $80M G&A per FTE has declined 13% from FY’07 levels $81M $22K FY'07 FY'08 FY'09 FY'10 FY'07 FY'08 FY'09 FY'10

FY’05 company reported result was 6%. 3% is company estimate of Lawson and Intentia performance for FY’05. Intentia acquisition closed in Q4 of FY’06. FY’06 company reported result was 11%. 5% is company estimate of Lawson and Intentia performance for FY’06. Intentia acquisition closed in Q4 of FY’06. Pre full impact of Intentia acquisition Sustained improvement in Non-GAAP Operating Margin FY'05 FY'06 FY'07 FY'08 FY'09 FY'10 Q1'11 Q2'11 Q3'11 3% 5% 7% 10% 12% 16% 17% 17% 19% 1.2

Strong Cash Generation Key Facts: Increased focus on A/R collections (DSOs down from mid 70s in FY09 to mid 50s during FY10 and FY11) Improved profitability from operations ($108M in FY09 to $157M in TTM Q3 FY11) Net cash of $130M projected at May 31, 2011 $ in millions FY06 FY07 FY08 FY09 FY10 $76 $99 $82 $71 $153 Cash from Operations

We were also making the Lawson company stronger. And we became an attractive asset. While we were busy making our Customers stronger . ...

Lawson will continue to operate independently, . it will be business as usual for all of us. Until Transaction Closes: ...

Until Transaction Closes: Focus on our Mission Make our Customers stronger Deliver a superior experience Continue to execute on our vertical strategy Organizational structure remains unchanged Release new products, win deals, get customers live Continue to live the Lawson Values

In the Short-Term: Achieve our Q4 objectives Collect our S3 maintenance Finalize FY12 budget and get it approved Complete performance reviews Keep hiring for key positions (such as sales)

Next Steps Proxy filing with SEC (May/June) Stockholder/regulatory approvals Transaction expected to close July-Sept Company continues as privately owned subsidiary of Golden Gate

Questions and Communication: We are early in this process and subject to legal restrictions on what we can say, especially before our proxy statement is filed. We therefore ask that you understand we may not be able to provide answers to all of your questions at this time. We remain committed to keeping you informed at each step.

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